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                                                                    EXHIBIT 23.2

                     [ARTHUR ANDERSEN LOGO AND LETTERHEAD]
November 15, 1996

The Directors
Euro Tech (Far East) Limited
18/F Goo Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the incorporation of our reports dated November 13, 1996 included in Euro Tech Holdings Company Limited's Form F-1 dated November 18, 1996 and to references to our Firm included in this registration statement.

Very truly yours,

/s/ Arthur Andersen & Co.
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                                                                    Exhibit 23.2
                                     ARTHUR
                                    ANDERSEN

                                                                      LETTERHEAD

November 15, 1996

The Directors
Euro Tech Holdings Company Limited
18/F., Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the incorporation of our report dated November 13, 1996 included in Euro Tech Holdings Company Limited's Form F-1 dated November 18, 1996 and to all the references to our Firm included in this registration statement.

Very truly yours,

/s/ Arthur Andersen & Co.
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Arthur Andersen & Co.